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                                                                  Exhibit 10.1


                                                                  9-19-02


     Texas Addison L.P. hereby grants an option to Ty Comfort (or his designee) to purchase from Texas Addison 4,170,000 shares of the common stock of J. L. Halsey Corporation for a price per share equal to the closing price on 9/18/02 (such price was $0.04 per share).


                                              TEXAS ADDISON, L.P.

                                              By: Texas Barrington, LLC

                                              By: /s/ David L. Burt
                                                  --------------------------
                                                  Managing Member, President